Exhibit 23.1
                                                  ------------


                        December 31, 1996



Cell Robotics International, Inc.
2715 Broadbent Parkway N.E.
Albuquerque, New Mexico  87107

     Re:  POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-3 TO
          REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by Post-Effective Amendment No. 2 on Form S-3 to Form SB-2 Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Cell Robotics International, Inc., a Colorado corporation (the "Company"), in connection with the offering by the Company and certain Selling Securityholders described therein of up to 2,262,000 shares of Common Stock, $.004 par value and 115,000 Class A Common Stock Purchase Warrants, as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration
Statement to our having given such opinions.

                                   Sincerely,

                                   /s/ Nathan L. Stone

                                   Nathan L. Stone


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